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PRESS RELEASE

FOR IMMEDIATE RELEASE

DATE:      December 23, 2003
COMPANY:   Central Federal Corporation
           2841 Riviera Drive
           Suite 300
           Akron, Ohio  44333
CONTACT:   David C. Vernon
           Chairman, President and CEO
PHONE:     330.666.7979             FAX:     330.666.7959

Akron, Ohio - December 23, 2003 - Central Federal Corporation (Nasdaq: GCFC) announced today that its Board of Directors, at their meeting on December 18, 2003, declared a cash dividend of 9 cents per share on its common stock to be paid on January 19, 2004 to shareholders of record on January 8, 2004.

On December 12, 2003, Central Federal Corporation issued $5.0 million in trust preferred securities through Central Federal Capital Trust I, a wholly owned subsidiary of Central Federal Corporation.

On November 17, 2003, Central Federal Bank opened its Columbus office, located at 4249 Easton Way, Suite 125, Columbus, Ohio 43219.


ABOUT CENTRAL FEDERAL BANK AND CENTRAL FEDERAL CORPORATION

Central Federal Bank is a community-oriented financial institution organized in 1892. It operates two offices in Columbiana County, Ohio, one in Columbus, Ohio, and a temporary office in Fairlawn, Ohio. The Bank plans to occupy a new office building now under construction at the corner of Smith and Ghent Roads in Fairlawn, Ohio. The office is scheduled to open in the first quarter of 2004. Central Federal Corporation (NASDAQ: GCFC) is the holding company of Central Federal Bank and was organized as a Delaware corporation in September 1998 in connection with the Bank's conversion from a



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mutual to stock organization, which was completed on December 30, 1998.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our Company or by any person that the future events, plans or expectations contemplated by our Company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.